Exhibit 99.1

Company contacts:

Bob Blair

Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WD® ANNOUNCES FISCAL THIRD QUARTER FINANCIAL RESULTS

IRVINE, Calif.—Apr. 26, 2012—Western Digital Corp. (NYSE: WDC) today reported revenue of $3.0 billion, hard-drive unit shipments of 44.2 million and net income of $483 million, or $1.96 per share, on a GAAP basis for its third fiscal quarter ended March 30, 2012. On a non-GAAP basis, net income was $619 million, or $2.52 per share.1 Both the GAAP and non-GAAP results include the results of the company’s newly acquired HGST subsidiary from the acquisition date of March 8 through the end of March. In the year-ago quarter, the company reported revenue of $2.3 billion, net income of $146 million, or $0.62 per share, and shipped 49.8 million hard drives. Non-GAAP net income in the year-ago quarter was $156 million, or $0.66 per share.2

The company generated $1.2 billion in cash from operations during the March quarter, ending with total cash and cash equivalents of $3.4 billion.

“Our third quarter performance demonstrates the potential of the new Western Digital, with just three and a half weeks of HGST results combined with the standalone WD business,” said John Coyne, chief executive officer of Western Digital. “Competing in the marketplace with our separate WD and HGST subsidiaries, we now have the product portfolio, technology resources and the people to fully serve the needs of a significantly expanded customer base and to better address the tremendous growth opportunities in the storage industry in the years ahead.

WD Announces Fiscal Third Quarter Financial Results

“I am also pleased to announce today that the recovery activities related to both WD operations and those of our supply chain partners impacted by the Thailand floods have reached a point where we now have the capability to adequately meet anticipated customer demand in the current quarter and beyond,” Coyne said.

Conference Call

The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at www.westerndigital.com/investor. The telephone replay number is 800-685-1820 in the U.S. or +1-203-369-3873 for international callers.

Investor/Analyst Day

As previously announced, the company will hold an investor/analyst day on September 13 in Orange County, California. Additional details will be provided at a later date.

About WD

WD, a storage industry pioneer and long-time leader, provides products and services for people and organizations that collect, manage and use digital information. The company designs and produces reliable, high-performance hard drives and solid state drives that keep users’ data accessible and secure from loss. Its storage technologies serve a wide range of host applications including client and enterprise computing, embedded systems and consumer electronics, as well as its own storage systems. Its home entertainment products enable rich engagement with stored digital content.

WD Announces Fiscal Third Quarter Financial Results

WD was founded in 1970. The company’s products are marketed to leading OEMs, systems manufacturers, selected resellers and retailers under the Western Digital®, WD® and HGST™ brand names. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning growth opportunities in the storage industry and the company’s ability to meet customer demand in the current quarter and beyond. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; uncertainties concerning the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s recent Form 10-Q filed with the SEC on Jan. 27, 2012, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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WD Announces Fiscal Third Quarter Financial Results

Western Digital, WD and the WD logo are registered trademarks of Western Digital Technologies, Inc. All other trademarks mentioned herein belong to their respective owners.

[1]

Non-GAAP net income for the third quarter fiscal 2012 consists of GAAP net income of $483 million plus $103 million for costs recognized upon the sale of inventory that was written-up to fair value and amortization of intangibles related to the acquisition, $34 million of acquisition-related expenses and $15 million for charges and expenses related to the flooding net of recoveries, less $16 million of tax effects related to the aforementioned items. Non-GAAP earnings per share of $2.52 for the third quarter is calculated by using the same 246 million diluted shares as is used for GAAP earnings per share.

[2]

Non-GAAP net income for the third quarter fiscal 2011 consists of GAAP net income of $146 million plus $10 million of acquisition-related expenses. Non-GAAP earnings per share of $0.66 for the third quarter is calculated by using the same 236 million diluted shares as is used for GAAP earnings per share.

WESTERN DIGITAL CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Mar. 30,	Jul. 1,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$3,377	$3,490
Accounts receivable, net	2,377	1,206
Inventories	1,282	577
Other	409	214

Total current assets	7,445	5,487
Property, plant and equipment, net	4,171	2,224
Goodwill	1,851	151
Other intangible assets, net	840	71
Other assets	203	185

Total assets	$14,510	$8,118

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,774	$1,545
Accrued expenses	837	349
Accrued warranty	194	132
Short-term debt	500	—
Current portion of long-term debt	230	144

Total current liabilities	4,535	2,170
Long-term debt	2,013	150
Other liabilities	546	310

Total liabilities	7,094	2,630
Total shareholders’ equity	7,416	5,488

Total liabilities and shareholders’ equity	$14,510	$8,118

WESTERN DIGITAL CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 30,	Apr. 1,	Mar. 30,	Apr. 1,
	2012	2011	2012	2011
Revenue, net	$3,035	$2,252	$7,724	$7,123
Cost of revenue	2,058	1,842	5,558	5,801

Gross margin	977	410	2,166	1,322

Operating expenses:
Research and development	265	179	649	515
Selling, general and administrative	155	73	340	198
Charges related to flooding, net	15	—	214	—

Total operating expenses	435	252	1,203	713

Operating income	542	158	963	609
Net interest and other	(4)	1	(8)	—

Income before income taxes	538	159	955	609
Income tax provision	55	13	88	41

Net income	$483	$146	$867	$568

Income per common share:
Basic	$2.00	$0.63	$3.67	$2.46

Diluted	$1.96	$0.62	$3.61	$2.42

Weighted average shares outstanding:
Basic	241	232	236	231

Diluted	246	236	240	235

WESTERN DIGITAL CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 30,	Apr. 1,	Mar. 30,	Apr. 1,
	2012	2011	2012	2011
Cash flows from operating activities
Net income	$483	$146	$867	$568
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	188	151	486	452
Stock-based compensation	20	17	61	54
Deferred income taxes	24	3	42	4
Non-cash portion of charges related to flooding	10	—	119	—
Changes in operating assets and liabilities	483	(4)	363	130

Net cash provided by operating activities	1,208	313	1,938	1,208

Cash flows from investing activities
Purchases of property, plant and equipment	(139)	(175)	(393)	(625)
Acquisition, net of cash acquired	(3,541)	—	(3,541)	—

Cash used in investing activities	(3,680)	(175)	(3,934)	(625)

Cash flows from financing activities
Employee stock plans, net	29	7	49	38
Repurchases of common stock	—	—	—	(50)
Proceeds from debt, net of issuance costs	2,775	—	2,775	—
Repayment of acquired debt	(585)	—	(585)	—
Repayment of long-term debt	(288)	(25)	(350)	(75)

Net cash provided by (used in) financing activities	1,931	(18)	1,889	(87)

Effect of exchange rate changes on cash	(6)	—	(6)	—

Net increase (decrease) in cash and cash equivalents	(547)	120	(113)	496
Cash and cash equivalents, beginning of period	3,924	3,110	3,490	2,734

Cash and cash equivalents, end of period	$3,377	$3,230	$3,377	$3,230